UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 19, 2003
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Shaw's Supermarket, New Britain, Connecticut

On December 31, 2003, we purchased a single user retail center known as Shaw's Supermarket, New Britain, containing 65,658 gross leasable square feet. The property is located in New Britain, Connecticut.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,656,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $208 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date. We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

Shaw's Supermarket was built in 1995. One tenant, Shaw's Supermarket, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

On December 31, 2003, we purchased a single user retail center known as Shaw's Supermarket, New Britain, containing 65,658 gross leasable square feet. The property is located in New Britain, Connecticut.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,656,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $208 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date. We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

Shaw's Supermarket was built in 1995. One tenant, Shaw's Supermarket, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate		Base Rent
	GLA Leased	% of Total	Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Shaw's Supermarkets- New Britain	65,658	100	1,083,357	05/96	04/16

For federal income tax purposes, the depreciable basis in this property will be approximately $10,242,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Pavilion at King's Grant, Concord, North Carolina

On December 31, 2003, we purchased a newly constructed shopping center known as Pavilion at King's Grant, containing 79,009 gross leasable square feet (which includes 65,000 square feet of ground lease space). The center is located at 8050 Concord Mills Boulevard in Concord, North Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $8,151,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. One tenant, Toys 'R Us, is currently paying half rent. When the tenant begins paying full rent, we will pay the balance of the purchase price of approximately $1,563,000. Our total acquisition cost is expected to be approximately $123 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Jared Jewelers, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Toys 'R Us *	49,000	62	5.10	10/02	10/12

Olive Garden*	8,500	11	9.41	04/02	04/12

* ground lease

For federal income tax purposes, the depreciable basis in this property will be approximately $7,285,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Pavilion at King's Grant was built in 2002 and 2003. As of December 30, 2003, this property was 100% occupied, with a total 79,009 square feet leased to six tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Radio Shack	2,400	04/08	40,800	17.00
Panera Bread	5,609	10/13	109,376	19.50
Jared Jewelers	6,000	01/23	220,020	36.67
Toys 'R Us *	49,000	10/12	250,000	5.10
Olive Garden *	8,500	04/12	80,000	9.41
Red Lobster *	7,500	05/12	80,000	10.67

* ground lease

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Newnan Crossing West, Newnan, Georgia

On December 24, 2003, we purchased an existing shopping center known as Newnan Crossing West, containing 131,196 gross leasable square feet. The center is located at 591 Bullsboro Drive in Newnan, Georgia.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $16,808,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $128 per square foot of leasable space. We intend to purchase an additional 181,798 gross leasable square feet (phase II), for approximately $26,404,000, in early 2004 when the existing first mortgage can be repaid.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, BJ's, leases more than 10% of the gross leasable area of the portion of the property acquired to date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

BJ's	115,396	40	8.75	05/03	01/24

For federal income tax purposes, the depreciable basis in this property will be approximately $40,320,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Newnan Crossing West was built in 1999. As of December 30, 2003, the property was 100% occupied, with a total 131,196 square feet leased to eight tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Planet Smoothie	1,040	10/08	18,200	17.50
Banana Beach	1,200	10/08	21,600	18.00
Cingular	1,760	10/08	31,680	18.00
Great Clips	1,200	10/08	21,600	18.00
The Corner Tavern	5,000	11/08	85,000	17.00
My Friend's Place	1,600	11/08	28,800	18.00
Ted's Montana Grill	4,000	12/08	64,000	16.00
BJ's	115,396	01/24	1,009,715	8.75

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Eckerd Drug Stores

On December 24, 2003, we purchased the following two separate existing freestanding retail properties known as Eckerd Drug Stores, containing a total of 27,648 gross leasable square feet.

Location	Square Feet	Completion Date	Purchase Price ($)

Danforth and Santa Fe	13,824	2003	3,364,000
Edmond, Oklahoma

36th and Robinson	13,824	2003	5,288,000
Norman, Oklahoma

We purchased these Eckerd Drug Stores from an unaffiliated third party. Our total acquisition cost was approximately $8,652,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $313 per square foot of leasable space.

We purchased these properties with our own funds. However, we expect to place financing on the properties at a later date.

One tenant, Eckerd Drug Stores, leases 100% of the total gross leasable area of each property. The leases with this tenant require the tenant to pay base annual rent on a monthly basis as follows:
Lessee/	Approximate GLA Leased	% of Total GLA of each	Current Annual	Base Rent Per Square Foot Per	Lease	Term
Location	(Sq. Ft.)	Property	Rent ($)	Annum ($)	Beginning	To

Danforth & Santa Fe	13,824	100	289,292	20.93	12/03	12/23
Edmond, OK

36th & Robinson	13,824	100	454,806	32.90	12/03	12/23
Norman, OK

A twenty year lease commenced as of the date of acquisition with no increases during the term of the lease. Each lease includes four options, each for a term of five years.

These properties are on triple net leases and the tenant will be responsible for all repairs.

For federal income tax purposes, the depreciable basis in these properties will be approximately $6,490,000 When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Darien Towne Centre, Darien, Illinois

On December 19, 2003, we purchased an existing shopping center known as Darien Towne Centre containing 217,505 gross leasable square feet. The center is located at 2189 75th Street, in Darien, Illinois.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $30,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $138 per square foot of leasable space.

Simultaneously with the purchase this property, we obtained a new loan in the amount of $16,500,000. The loan requires interest only payments based on a rate of 4.65% per annum and matures December 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Home Depot, Circuit City and PetSmart, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Home Depot	109,200	50	8.35	05/94	04/03
			8.60	05/03	04/08
			9.10	05/08	04/14

Circuit City	32,984	15	10.50	05/94	01/05
			11.55	02/05	01/10
			12.71	02/10	01/15

PetSmart	25,487	12	11.20	10/94	09/04
			11.70	10/04	09/09

For federal income tax purposes, the depreciable basis in this property will be approximately $22,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Darien Towne Centre was built in 1994. As of December 1, 2003, this property was 95% occupied, with a total 206,657 square feet was leased to 13 tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)

Jenny Craig	2,000	02/04	1/5 yr.	42,600	21.30
Payless/Soccer Post	2,986	07/04	-	52,852	17.70
Great Clips	1,532	08/04	1/5 yr.	31,498	20.56
Murray's Discount Auto	10,000	10/04	1/10 yr.	110,000	11.00
Signature Cleaners	1,500	11/04	-	37,260	24.84
Gingiss Formalwear	2,000	12/04	-	34,000	17.00
Gladstone Realtors	2,468	03/05	-	44,498	18.03
Deals	12,000	07/07	1/5 yr.	120,000	10.00
PetSmart	25,487	09/09	5/5 yr.	285,454	11.20
Panera Bread	4,500	12/13	-	94,500	21.00
Home Depot	109,200	04/14	-	911,820	8.35
Circuit City	32,984	01/15	-	346,332	10.50
TGI Fridays	*	05/94		72,600	*

* ground lease

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 7. Financial Statements and Exhibits

  Financial Statements

To be subsequently filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By: /s/ Kelly Tucek

Name: Kelly Tucek
Title: Treasurer

Date: December 31, 2003